The Growth Fund of America, Inc. One Market, Steuart Tower Suite 2000 San Francisco, California 94105 Phone (415) 421-9360

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

PAUL F. ROYE, Executive Vice President and Principal Executive Officer, and JEFFREY P. REGAL, Treasurer and Principal Financial Officer of The Growth Fund of America, Inc. (the "Registrant"), each certify to the best of his knowledge that:

1)
The Registrant's periodic report on Form N-CSR for the period ended February 29, 2012 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer

THE GROWTH FUND OF AMERICA, INC.	THE GROWTH FUND OF AMERICA, INC.

/s/ Paul F. Roye	/s/ Jeffrey P. Regal
Paul F. Roye, Executive Vice President	Jeffrey P. Regal, Treasurer

Date: April 30, 2012	Date: April 30, 2012

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to THE GROWTH FUND OF AMERICA, INC. and will be retained by THE GROWTH FUND OF AMERICA, INC. and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.